Exhibit 24(b)(11)



INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer Growth Fund:


We consent to the use of our report dated July 24, 1995 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.



/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP


Denver, Colorado
October 24, 1995